Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A and related Prospectus of our report dated March 28, 2014, relating to the financial statements of Biocept, Inc., and to the reference to us under the caption “Experts” which is contained in this Prospectus.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

January 21, 2015